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                                                                      EXHIBIT 21

                             CARMIKE CINEMAS, INC.

                              LIST OF SUBSIDIARIES

                                                       STATE OF
SUBSIDIARY                        % OWNED          INCORPORATION
----------                        -------          -------------
Wooden Nickel Pub, Inc.              100%              Delaware

Eastwynn Theatres, Inc.              100%              Alabama

Military Services, Inc.               80%              Delaware

Carmike Realty, Inc.                 100%              Georgia